SECURE FINANCIAL TRANSACTIONS - ANY TIME, ANY PLACE

Euronet WORLDWIDE

Welcome to Euronet Worldwide

Investor Meeting

March 12, 2003

Presenters
Michael J. Brown, Chairman & CEO

Rick Weller, EVP & CFO

Paul Althasen, EVP & Co-Managing Director e-pay

Jeff B. Newman, EVP & General Counsel

Symbol: EEFT

www.euronetworldwide.com

Forward-Looking Statements

- *Any statements contained in this presentation, which concern the Company's or management's intentions, expectations, or are predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: technological developments affecting the market for the Company's products and services; foreign exchange fluctuations; and changes in laws and regulations affecting the Company's business. These risks and other risks are described in the Company's periodic filings with the Securities and Exchange Commission, including but not limited to Euronet's Form 10-Q for the period ended September 30, 2002 and its Form 10-K for the year ended December. 31, 2001. Copies of these filings may be obtained by contacting the Company or the SEC.*

Euronet Overview



Michael Brown

Chairman & CEO

Agenda

- Euronet overview
- Euronet's business lines & results
  - Software solutions
  - EFT processing
  - Prepaid processing (e-pay)
- Financials

Global EFT- Any Time, Any Place


BANKOMAT



- Own & operate transaction processing centers in Europe & Asia
  - The largest independent pan -European transaction processor
    - Direct connection to 50+ banks
    - 7+ million transactions/month
    - 3,005 ATM locations
  - The largest processor of e-top-up in Europe and Australia
    - 30 global mobile operator relationships
    - 50,000 points of sale
    - 18,000 retail locations
    - 5+ million transaction/month

Euronet WORLDWIDE

EEFT Revenue Growth 1997-2002


80
70
60
50
40
30
20
10
0
Millions
1997
1998
1999
2000
2001
2002

Euronet's Core Objective: Sell Another Transaction


Passion
Bringing electronic financial payment convenience to millions of people who have not had it before
Best in the World
Providing innovative end-to-end EFT solutions for emerging consumer needs
Economic Engine
Profit per touchpoint/ gateway

e-pay's Strategic Fit With Euronet

- Secure Financial Transactions exceeding 5 million monthly
- Complementary to Euronet's existing product line, ATM- and handset-based prepaid recharge
- Highly leveragable with Euronet's 20 mobile operator agreements
- European based transaction processing

Euronet's Transaction Connections

Host-to-Host Connections to Over 50 Banks & Financial Institutions

Customer Touchpoints

ATMs



POS Devices



Mobile Phones



Card Organizations

EUROCARD MasterCard

VISA

Euronet WORLDWIDE

Banks & Financial Institutions

CITIBANK

HVB

ING BANK

EuroTel

T-Mobile

Mobile Operators

orange

vodafone

Connections to 30 Mobile Operators Worldwide

Euronet's Business Lines

- Corporate
  - R&D
- Software Solutions
- EFT Processing
  - EMEA
  - Asia/Pacific
- Prepaid Processing
  - UK
  - Aus
  - US-PaySpot

More than 90% of revenues are recurring

Euronet's Management

Corporate

Software Solutions
Jim Jerome

EFT Processing
Miro Bergman
Tony Grandidge
Andras Katko

Prepaid Processing
Paul Althasen
John Gardiner

Euronet Financials



Rick Weller

EVP & CFO

EFT Processing:
Quarterly Transaction Growth


25
20
15
10
5
0
Q1 00
Q2 00
Q3 00
Q4 00
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02

Note: All data includes U.K. business and excludes U.S.-based Dash (Sold Jan 4, 2002) and France (Transferred on July 15, 2002).

EFT Processing:
Quarterly Revenue Growth


16
14
12
10
8
6
4
2
0
USD Millions
Q1 00
Q2 00
Q3 00
Q4 00
Q1 01
Q2 01
Q3 01
* Q4 01
Q1 02
Q2 02
Q3 02
Q4 02

**Excludes $900,000 related to a one-time contract termination payment*

Note: All data includes U.K. business and excludes U.S.-based Dash (Sold Jan 4, 2002) and France (Transferred on July 15, 2002).

EFT Processing:
2002 Operating Profit & EBITDA



14
12
10
8
6
4
2
0
-2
-4
-6
-8
USD Millions
2000
2001*
2002
Operating Income / (Loss)
EBITDA

**Excludes $900,000 related to a one-time contract termination payment*

Note: Above data includes U.K. business and excludes U.S.-based Dash (Sold Jan 4, 2002) and France (Transferred on July 15, 2002).

Euronet WORLDWIDE

SECURE FINANCIAL TRANSACTIONS - ANY TIME, ANY PLACE

EFT Processing:
Net impacts of U.K. ATM Network Sale

(in thousands USD)

Proforma 2002:	Historical Euronet	Remove UK	Add UK Outsourced	Proforma
Revenue	$ 71,048	$ (14,480)	$ 1,487	$ 58,055
Operating Income(Loss)	$ (419)	$ (2,394)	$ 1,487	$ (1,326)

Proforma Q4 2002:	Historical Euronet	Remove UK	Add UK Outsourced	Proforma
Revenue	$ 18,594	$ (4,143)	$ 420	$ 14,871
Operating Income(Loss)	$ (903)	$ (1,008)	$ 420	$ (1,491)

Preliminary and Unaudited

Euronet WORLDWIDE

Prepaid Processing:
Quarterly Transaction Growth e-pay


16
14
12
10
8
6
4
2
0
Q1 00
Q2 00
Q3 00
Q4 00
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02

Unaudited *There can be no assurance that these growth rates will continue.*

Prepaid Processing:
Quarterly Revenue Growth e-pay*



USD Millions
25
20
15
10
5
0
Annualized Growth Rate – 265%
Q1 00
Q2 00
Q3 00
Q4 00
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02
Q3 02
Q4 02

*e-pay unaudited revenue is shown as net

There can be no assurance that these growth rates will continue.

Prepaid Processing:
Quarterly EBITDA growth e-pay


3.5
3.0
2.5
2.0
1.5
1.0
0.5
-
USD Millions
Q1 02
Q2 02
Q3 02
Q4 02

Unaudited

Euronet Software & EFT processing



Michael Brown

Chairman & CEO

Software Solutions

- 25+ year history of integrated EFT software development
- Backbone of EMEA operations center
- Q4 contract sales – Approx. $4.5 million
- Q4 backlog – Approx. $4.5 million
- Maintenance
  - Current annual maintenance – $5.6 million
  - 26 maintenance agreement contracts (3-5 years)
- Continued strong sales in EMEA, Asia Pacific and LAC

Euronet EFT Processing

- Owns and/or operates ATMs in 10 EMEA and 2 Asia Pacific countries
- Outsourcing ATMs, POS and EFT solutions
- Card-based electronic top-up solutions
- Q4 revenues - $15.1 million
- Q4 EBITDA - $1.4 million

Business Model – What Outsourcing Brings

- Market Strategy
- Pricing
- Evaluation
- CRM
- Project Inception

- Currency Management
- Incident Management
- Reconciliation
- Investigation & Dispute MADC

- Strategy
- Performance
- Operational Risk Management

BANK → CUSTOMER

BUSINESS CHANNEL

SERVICE MANAGEMENT

OPERATIONS

Domain | Domain 2

- Vendor Management
- Cash
- Maintenance
- Contractors
- Sub-contractors

SWITCHING & DRIVING PLATFORM

- Transaction Processing
- Infrastructure Management
- Regulatory Change
- Most Connectivity

- Cash Replenishment
- Deposit Collection
- Predictive Maintenance
- Performance Management
- Change Control
- Knowledge Management

SECURE FINANCIAL TRANSACTIONS - ANY TIME, ANY PLACE

The Outsourcing Value Proposition

ATM Solutions

CORE OUTSOURCING SOLUTIONS
- ATM Driving
- ATM Network Mgmt
- ATM Gateway+Switching

VALUE-ADDED SOLUTIONS
- GSM Airtime Recharge
- Bill Payment
- Advertising
- Web Enabled Services
- Ticketing

POS Solutions

CORE OUTSOURCING SOLUTIONS
- POS Driving
- POS Network Mgmt
- POS Gateway+Switching

VALUE-ADDED SOLUTIONS
- GSM Airtime Recharge
- Bill Payment

Euronet™ WORLDWIDE

Software Solutions

- ATM Management
- Debit Card
- Credit Card
- ITM
- Chip Card
- Integrated Merchant & POS Management
- Mobile Banking
- Internet Banking
- Telephone Banking

Mobile Solutions

- Mobile Recharge
- Mobile Banking
- Mobile Bill Payment
- Mobile Purchasing

Euronet's ATM EFT Clients



International & National Banks

- CITIBANK
- ING BANK
- ABN·AMRO Bank
- BUDAPEST BANK
- R·B·A Raiffeisenbank Austria d.d.
- Deutsche Bank
- ERSTE BANK
- HVB Bank
- UniCredito Italiano
- Millennium - BCP
- GE Capital

EFT Processing:
Q4 ATMs by Categories

Devices	Live 12/31/01	Live 12/31/02	Post UK Sale	New Contracts
ATM Category 1 Euronet-owned & branded	1,610	1,808	1,168	0
ATM Category 2 Euronet-owned, bank-branded	447	635	635	0
ATM Category 3 Bank-owned, Euronet-driven	343	562	1,202	780
Total ATMs	2,400	3,005	3,005	

Note: All data excludes discontinued operations.

EFT Processing:
Q4 ATM Categories by Country


North Sea
NORWAY
SWEDEN
FINLAND
ESTONIA
LITHUANIA
BELARUS
UKRAINE
FRANCE
ITALY
YUG.
BULGARIA
Mediterranean Sea

United Kingdom
Category I: 0
Category II: 0
Category III: 772
Total: 772

Germany
Category I: 386
Category II: 0
Category III: 23
Total: 409

Czech Republic
Category I: 82
Category II: 10
Category III: 5
Total: 97

Croatia
Category I: 0
Category II: 0
Category III: 133
Total: 133

Egypt
Category I: 0
Category II: 0
Category III: 88
Total: 88

Poland
Category I: 350
Category II: 507
Category III: 38
Total: 895

Hungary
Category I: 350
Category II: 118
Category III: 0
Total: 468

Greece
Category I: 0
Category II: 0
Category III: 143
Total: 143

Prepaid Processing & e-pay



Michael Brown

Chairman & CEO

Paul Althasen

EVP & Co-Managing Director e-pay

Global Prepaid Statistics



- Prepaid representation throughout Europe ranges from 23% to 93%
- 84% of all Mobile Operators have more than 45% prepaid users
- One of the biggest challenges for prepaid operators is to stimulate customers to recharge their prepaid accounts
- Over 40% of the operators see the ability to offer multiple recharge methods as key to future growth

Sources: www.strategyanalytics.com, January 2002 and AMS Survey (American Management Systems), Aug. 3, 2000

What Is E-Top-Up?

- Method to distribute prepaid minutes to mobile phone
- Consumers purchase time with cash or a card at a retailer
- Replacing scratch-off cards
  - Costly distribution/plastics
  - Inventory restrictions/depletions
  - Less fraud


top-up
Electronic
Top-ups
here


Triple
Points
top-up


Electronic
Top-ups Here


E top-up
the fast and easy
way to top-up your mobile
top-up
EARN POINTS WHEN YOU TOP-UP HERE

Who Is e-pay?

- POS transaction company providing cash-based e-top-up
- Market leader
  - U.K.– 35% market share of e-top-up
  - Australia - 75% market share of e-top-up
  - Malaysia – 60% market share of e-top-up
  - More than 50,000 points-of-sale across 18,000 retail locations

Source: Company estimates based on research data from EMC/Oftel

Prepaid Processing Economics

For each top-up dollar:


92.5 %
to Mobile
Operator
7.5%
to e-pay
Of that
7.5%:
25% net
to e-pay
(Gross
margin)
75 %
Paid to
Retail
Merchants

On average, e-pay receives about 2% of every top-up dollar

Note: Based on average UK example

Economic Model: e-pay Q4 2002

		USD Millions (unaudited)
Gross top-up sales	$	262.5
Total Revenue, net	$	23.7
Direct Costs & Operating Expenses		(20.6)
Depreciation		(0.6)
Operating Income		2.5
EBITDA	$	3.1

EBITDA is the result of adding depreciation to operating income.

2002 e-pay Transaction Growth

Quarter-on-Quarter growth of 214%


16
14
12
10
8
6
4
2
0
Millions
Q4 01
Q4 02

Year-on-Year growth of 281%


45
40
35
30
25
20
15
10
5
0
Millions
2001
2002

Unaudited

e-pay Key Facts

- **Strong revenue growth**
  - Q4 2002 net revenues of $24 million
  - 2002 revenue growth rate of 37% per quarter
- **Profitable business**
  - Q4 2002 operating income of $2.5 million
  - Q4 2002 EBITDA of $3.1 million
- **Lean and scaleable operation**
  - 83 employees, 2 locations (London and Sydney)
  - Malaysia; passive 40% ownership
  - Management team

Unaudited

e-pay's Transaction Processing Network


POS Terminals
e-pay Transaction Processing Network & Technology Platform
Mobile Operator A
Mobile Operator B
Mobile Operator C
e-POS
Major Retailer Data Center

Platform Features

- Switching Engine
- Credit Management
- Billing
- Terminal Management
- Customer Service
- Trouble Reporting
- Settlement
- Reconciliation
- Management Information

Prepaid Airtime Distribution Shift


Direct to network 10%
e-top-up 10%
Scratch off card 80%
Direct to network 10%
Scratch off card 50%
e-top-up 40%

U.K.-Jan 2002 **U.K.-Dec 2002**

Source: Company estimates based on mobile operator provided data

Euronet WORLDWIDE

e-pay UK

6,000 Small Retailers

Major Multiple Retailers

Rippleglen

All U.K. Major Operators, 50,000 Points of Sale, 13,000 Retail Outlets

e-pay Australia

All major operators, 4,500 Points of Sale

U.K. ~ Top 10 Retailers vs. Total


Gross Sales
38%
Other
TOP 10
62%


Gross Margin
29%
TOP 10
Other
71%

Note: Based on December 2002 unaudited results

e-pay & Euronet

- Leveraging e-pay advantage across Euronet's markets
- Experienced management team to lead effort
- Opportunities for cash-based e-top-up in Central and Eastern Europe (CEE) is similar to U.K. 4 years ago
  - Prepaid penetration is high
  - Competition low or non-existent
  - Leverage existing relationship with mobile operators and retailers

Growth of Mobile Subscribers in CEE



14
12
10
8
6
4
2
0
Millions
2000
2001
2002
Slovenia
Croatia
Slovakia
Romania
Hungary
Czech Republic
Poland

Average prepaid penetration in the region is 64%

Source: EMC Database

Mobile Phone & Card Penetration in CEE

Country	Population	Card Penetration	Mobile phone penetration
Poland	38.6 million	38%	35%
Romania	22.4 million	13%	22%
Czech Republic	10.2 million	51%	85%
Hungary	10.0 million	57%	63%
Slovakia	5.4 million	41%	54%
Croatia	4.3 million	105%	56%

Source: Retail Banking International, EMC Database
and Minnesota State University E-museum

Euronet's CEE Recharge Market Share

- **16 Operators in CEE**

Euronet has relationships with 75% of them, which account for approx. 82% of the mobile phone users


Globtel-SL
Pannon-HU
Paegas-CZ
Westel-HU
Cosmorom-RO
Vodafone-HU
Mobilrom-RO
Eurotel-SL
Centertel-PO
Connex-RO
Cronet-CR
Vipnet--CR
Plus-PO
Oscar-CZ
Eurotel-CZ
Era-PO

e-pay brings experience and know-how to attain leading market share in POS top-up in CEE

Source: Company estimates based on mobile operator data

Leveraging Retailer Relationships Across CEE

	Shell	Esso	TESCO	bp	JET	conoco
Poland	X	X	X	X	X	X
Hungary	X	X	X	X	X	X
Romania	X			X		
Czech Republic	X	X	X		X	X
Slovakia	X	X	X			

- Leverage e-pay's existing relationships with large retailers in CEE
- Establish new relationships with leading retailers in CEE such as: Metro, Billa, Selgros, Carrefour, etc.

Time To Market Advantage in CEE

The Competitive Landscape

Country	# of POS top-up terminals
Poland	< 250
Hungary	< 200
Romania	700
Czech Republic	6,500
Croatia	None
Slovakia	None

- Competition in CEE for POS top-up is scarce
- Opportunities for cash-based electronic top-up in CEE today is similar to what e-pay experienced in the U.K. 4 years ago

Source: Company estimates based on market information

Future Value-Added Services

Top-Up Touchpoints


EPoS


The
Terminal

Electronic Top-Up Solutions

- Cash-Based Top-Up
- Card-Based Top-Up

→

- International Loyalty Schemes
- Content Purchase
- Money Transfer
- Insurance Authorization
- Cross-Border Top-Up

Euronet & e-pay Financials



Rick Weller

EVP and CFO

SECURE FINANCIAL TRANSACTIONS - ANY TIME, ANY PLACE

Euronet WORLDWIDE

e-pay Deal Summary

$76.2	million total purchase price
$30.2	million cash
$19.0	million in EWI Stock at $7.62, or 2,497,503 shares (approximately 10.5% of current shares outstanding)
$11.0	million unsecured notes; 8% interest; 24 month maturity
$ 8.6	million deferred purchase price payable quarterly from 90% free cash flow; 6% interest; 24 month maturity
$ 7.4	million in unsecured convertible notes; 7% interest; 24 month maturity; convertible to common stock at $11.43 per share; EWI call right at $15.65; 2.7% of current shares outstanding if converted at $11.43

SECURE FINANCIAL TRANSACTIONS - ANY TIME, ANY PLACE

Euronet Today

- 38 million transactions/quarter
- 3,000+ ATMs
- 50,000 points-of-sale
- 18,000 retailers
- 468 employees
- 16 countries

Australia	Indonesia-JV
Czech Republic	Malaysia-JV
Croatia	Romania
Germany	Poland
Greece	Serbia-JV
Egypt	Slovakia
Hungary	U.K.
India	U.S.

Euronet WORLDWIDE

Q4 2002 Consolidated Proforma Revenue Mix


8%
35%
57%
EFT
e-pay*
Software


13%
8%
18%
61%
Western Europe*
Central Europe
USA Dollar Based
Asia Pacific*

*e-pay revenue is shown as net

Unaudited

Consolidated Proforma Q4 Key Statistics

If e-pay & Euronet were combined for Q4 2002:

Revenues*	$38.6 million
EBITDA	$4.1 million
Cash	$15.0 million
Debt	$67.5 million
Fully diluted shares O/S	28.7 million
Cap X	$1.9 million

*Includes e-pay unaudited revenues shown as net

Unaudited (amounts adjusted for UK ATM operations; include e-pay)

Consolidated Proforma EBITDA


USD Millions
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
-
Q1 '02
Q2 '02
Q3 '02
Q4 '02

Unaudited (amounts adjusted for UK ATM operations; include e-pay)

Debt Management Strategy

Deferred Purchase Price $8.6 M	Convertible Notes $7.4 M	Promissory Notes $11.0 M	Bonds $36.3 M
Liquidate quarterly with 90% excess cash flows of e-pay (approx. $2M at 4QRR)	Pay interest only semi-annually	Pay interest only semi-annually	Liquidate opportunistically with available cash balances through 2006
Approximately one year liquidation at current run rates	$11.43 conversion to common stock expected; if not converted balloon payment on Feb. 18, 2005	Balloon payment on February 18, 2005	Pursue refinancing alternatives that provide for lower interest costs without significant restrictions
		Payment anticipated using excess cash flow after paying deferred purchase price	Utilize appreciated stock as currency to swap debt for equity — Liquidate with cash accumulations —

Excess cash flow: EBITDA less taxes, W/C and Cap X

No assurances can be made as to the Company's ability to repay or refinance its debt.

Questions?



Michael Brown
Chairman & CEO

Daniel Henry
President & COO

Paul Althasen
EVP & Co-Managing Director e-pay

Rick Weller
EVP & CFO

Jeff Newman
EVP & Corporate Counsel